Exhibit 10.1

Date Adopted: May 5, 2004

Amendment No. 2 To

BIOMARIN PHARMACEUTICAL INC.

1997 STOCK PLAN

This AMENDMENT dated as of May 5, 2004 (this “Amendment”), amends the BioMarin Pharmaceutical Inc. (the “Corporation”) 1997 Stock Plan, as amended (the “Plan”) as follows:

1. Amendment to the Plan.

(a) The following is added as Subsection 14(d) to the Plan:

Notwithstanding anything contained herein to the contrary, unless the Company has obtained the consent of a majority of the shareholders of the Company, in no event will the Administrator authorize any amendment to the Plan, or to any Option under the plan, that would effect a reduction in the exercise price of such Option, other than as a result of a stock split or other recapitalization as contemplated by Section 12.

(b) Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Plan. Except as expressly amended herein, the Plan shall continue in full force and effect in accordance with its terms.

2. Effective Date of Amendment. The effective date of this Amendment shall be May 5, 2004.